As filed with the Securities and Exchange Commission on January 19, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADDUS HOMECARE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	20-5340172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2401 South Plum Grove Road Palatine, Illinois	60067
(Address of Principal Executive Offices)	(Zip Code)

Addus Holding Corporation 2006 Stock Incentive Plan

Addus HomeCare Corporation 2009 Stock Incentive Plan

(Full title of the plan)

Mark S. Heaney

President and Chief Executive Officer

Addus HomeCare Corporation

2401 South Plum Grove Road

Palatine, Illinois 60067

(Name and address of agent for service)

(847) 303-5300

(Telephone number, including area code, of agent for service)

copy to:

Dominick DeChiara, Esq.

Jennifer C. Kurtis, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166-4193

(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, under the 2006 Stock Incentive Plan	502,286 shares (2)	$9.41 (3)	$4,726,511.26 (3)	$337.00
Common Stock, $0.001 par value per share, under the 2009 Stock Incentive Plan	641,427 shares (4)	$9.26 (5)	$5,939,614 (5)	$423.49
Common Stock, $0.001 par value per share, under the 2009 Stock Incentive Plan	104,500 shares (6)	$10.00 (3)	$1,045,000 (3)	$74.51

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, which may be issued pursuant to the Addus HomeCare Corporation 2009 Stock Incentive Plan or the Addus Holding Corporation 2006 Stock Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Shares subject to options outstanding under the Addus Holding Corporation 2006 Stock Incentive Plan as of the date of this registration statement. No new awards will be made under the 2006 Stock Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the weighted average exercise price (rounded to the nearest cent) for such outstanding options.

(4)	Shares available for grant, but not yet granted as of the date of this registration statement under the Addus HomeCare Corporation 2009 Stock Incentive Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Market on January 13, 2010.

(6)	Shares subject to options outstanding under the Addus HomeCare Corporation 2009 Stock Incentive Plan as of the date of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Addus HomeCare Corporation (formerly Addus Holding Corporation), or the Registrant, will send or give to each participant in the Addus Holding Corporation 2006 Stock Incentive Plan and the Addus HomeCare Corporation 2009 Stock Incentive Plan the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended, or the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission, or the Commission, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a)     The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-160634), which includes audited financial statements for the Registrant’s latest fiscal year for which financial statements have been filed;

(b)    The description of the Registrant’s common stock, par value $0.001 per share, contained in its Registration Statement on Form 8-A filed with the Commission on October 23, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description;

(c)    The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the Commission on November 20, 2009; and

(d)    The Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2009; November 12, 2009; and January 5, 2010,

other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including any exhibits included with such information), are not deemed filed with the Commission, which are not regarded to be incorporated herein by reference.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission, including any exhibits included with such information, will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law and Bylaws

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•

the Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•

the Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification;

•

the rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	the Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

Indemnification Agreements

The Registrant is party to indemnification agreements with each of Mark L. First, Simon A. Bachleda, Mark S. Heaney, W. Andrew Wright, III and Wayne Lowell in their capacities as officers and directors (each, an indemnitee). Pursuant to these agreements, the Registrant has agreed to hold each indemnitee harmless and indemnify him to the fullest extent permitted by law against all expenses, judgments, penalties, fines and amounts paid in settlement including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the indemnitee. The Registrant is not obligated to make any payment to any indemnitee that is finally determined to be unlawful. In respect of any threatened, pending or completed proceeding in which the Registrant is jointly liable with an indemnitee, the Registrant will pay the entire amount of any judgment or settlement without requiring the indemnitee to contribute. The Registrant will advance, to the extent permitted by law, all expenses incurred by or on behalf of an indemnitee in connection with a proceeding. No amendment, alteration or repeal of the Registrant’s certificate of incorporation, bylaws or the indemnification agreement with any indemnitee will limit any right of that indemnitee in respect of any action taken or omitted by that indemnitee prior to such amendment. With respect to Messrs. First and Bachleda, the Registrant has agreed that, where the indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by any of Eos Capital Partners III, L.P. or Eos Partners SBIC III, L.P. (referred to together as the Eos Funds) or any of their affiliates, the Registrant will be the indemnitor of first resort, the Registrant will be required to advance the full amount of expenses incurred by the indemnitee and the Registrant has waived and released the Eos Funds and their affiliates from any and all claims for contribution, subrogation or any other recovery of any kind. The Registrant anticipates that it will enter into similar indemnification agreements with any new member elected to the Registrant’s board of directors. The Registrant also maintains directors and officers insurance to insure its directors and officers against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of Addus HomeCare Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 filed with the Commission on November 20, 2009).

4.2	Form of Amended and Restated ByLaws of Addus HomeCare Corporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, File Number 333-160634).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-160634).

4.4	Addus Holding Corporation 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, File Number 333-160634).

4.5	Addus HomeCare Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1, File Number 333-160634).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Dixon Hughes PLLC.

23.3	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(a)(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b)        The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palatine, State of Illinois on this 19th day of January, 2010.

ADDUS HOMECARE CORPORATION

By:	/s/ Mark S. Heaney
Mark S. Heaney
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Mark S. Heaney and Francis J. Leonard as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark S. Heaney	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	January 19, 2010
Mark S. Heaney

/s/ Francis J. Leonard	Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	January 19, 2010
Francis J. Leonard

/s/ Mark L. First	Director	January 19, 2010
Mark L. First

/s/ Simon A. Bachleda	Director	January 19, 2010
Simon A. Bachleda

/s/ W. Andrew Wright, III	Director	January 19, 2010
W. Andrew Wright, III

/s/ Steven I. Geringer	Director	January 19, 2010
Steven I. Geringer

	Director	January , 2010
Wayne B. Lowell

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of Addus HomeCare Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 filed with the Commission on November 20, 2009).

4.2	Form of Amended and Restated ByLaws of Addus HomeCare Corporation (incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, File Number 333-160634).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-160634).

4.4	Addus Holding Corporation 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, File Number 333-160634).

4.5	Addus HomeCare Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1, File Number 333-160634).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Dixon Hughes PLLC.

23.3	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).